Earnings Call April 28, 2022 Supplemental information 2022 First Quarter Third Quarter a l October 27, 2022 Supplemental information

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the business outlook and guidance, labor cost trends, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated October 26, 2022 (the “Q3 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2021, the Form 10-Q for the quarter ended March 31, 2022, the Form 10-Q for the quarter ended June 30, 2022, the Form 10- Q for the quarter ended September 30, 2022, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q3 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-looking statements

Encompass Health 3 Q3 2022 Summary ................................................................................................................................................................................. 4 Key takeaways ....................................................................................................................................................................................... 5-6 Revenue ................................................................................................................................................................................................... 7 Adjusted EBITDA .................................................................................................................................................................................... 8 Earnings per share ................................................................................................................................................................................ 9-10 Adjusted free cash flow ....................................................................................................................................................................... 11 Guidance and considerations for 2022 ............................................................................................................................................ 12-13 Contract labor trends ........................................................................................................................................................................... 14 Adjusted free cash flow assumptions ............................................................................................................................................... 15 Uses of free cash flow .......................................................................................................................................................................... 16 Appendix Encompass Health fundamentals ....................................................................................................................................................... 18 2022-2026 Growth targets ................................................................................................................................................................. 19 Map of locations ..................................................................................................................................................................................... 20 Expansion activity ................................................................................................................................................................................. 21 Pre-payment claims denials ............................................................................................................................................................... 22 Debt maturity profile and schedule ................................................................................................................................................. 23-24 New-store/same-store growth ........................................................................................................................................................... 25 Payment sources (percent of revenues) ......................................................................................................................................... 26 Operational metrics .............................................................................................................................................................................. 27 Share information ................................................................................................................................................................................. 28 Reconciliations to GAAP ...................................................................................................................................................................... 29-36 End notes ................................................................................................................................................................................................ 37-38 Table of contents

Encompass Health 4 Q3 2022 Financial summary Q3 9 Months ($ in millions) 2022 2021% △ 2022 2021% △ Encompass Health Net operating revenue $ 1,089.5 $ 1,010.8 7.8% $ 3,211.3 $ 2,972.4 8.0 % Adjusted EBITDA $ 195.3 $ 199.3 (2.0) % $ 586.6 $ 616.5 (4.8) % Adjusted EPS $ 0.67 $ 0.76 (11.8) % $ 1.97 $ 2.28 (13.6) % Adjusted free cash flow* $ 26.6 $ 87.7 (69.7) % $ 294.1 $ 302.0 (2.6) % *Refer to page 11 for a discussion of year-to-year change. Reconciliations to GAAP provided on pages 29-36 Ÿ Spin off of 100% of Enhabit completed on July 1, 2022 Ÿ Encompass Health’s historical results now reflect Enhabit as discontinued operations.

Encompass Health 5 Q3 2022 Key takeaways u Revenue growth and operating expenses Ÿ Net operating revenue growth of 7.8% ü Strong discharge growth of 7.5% (4.1% same store) ü Net revenue per discharge increased 0.7% (full resumption of sequestration effective July 1, 2022). Ÿ Staffing costs improving, but continue to be elevated ü Q3 2022 contract labor plus sign-on and shift bonuses of $49.0 million vs. $56.9 million in Q2 2022 and $33.3 million in Q3 2021 ü Contract labor FTE’s reduced from 597 in June 2022 to 447 in September 2022 ü Improvement in contract labor was partially offset by higher sign-on and shift bonuses. ü See page 14 for more details on contract labor and sign-on and shift bonus trends. Ÿ Higher than expected Q3 2022 net pre-opening and new-store ramp-up costs ü Attributable to opening delays at two Q3 2022 de novos, higher initial staff recruiting costs, and hurricane-related disruptions at our newly opened Naples hospital ü Year-to-date net pre-opening and new-store ramp-up costs increased to approximately $20 million; expected to be approximately breakeven for Q4 2022

Encompass Health 6 Q3 2022 Key takeaways u Hiring trends Ÿ 183 net same-store RN hires in Q3 2022 ü 459 net same-store RN hires year-to-date through Q3 2022 vs. 283 in same period in 2021 u Capacity additions Ÿ Opened 3 de novos in Q3 2022 (130 beds) and added 20 beds to existing hospitals ü YTD opened 9 de novos (410 beds) and added 87 beds to existing hospitals Ÿ Plan to open 8 de novos and add an additional 100 to 125 beds to existing hospitals in 2023 u Balance sheet Ÿ On October 7, 2022, we amended and restated our credit agreement, extending the maturity date to October 2027. Ÿ Net leverage ratio of 3.4x at quarter end u Free cash flow Ÿ Year-to-date adjusted free cash flow of $294.1 million u Shareholder distributions Ÿ Paid a $0.15 per share quarterly cash dividend in October 2022 Ÿ Declared a $0.15 per share quarterly cash dividend in October 2022 (to be paid in January 2023)

Encompass Health 7 Revenue Q3 Q3 Favorable/ ($ in millions) 2022 2021 (Unfavorable) Net operating revenue: Inpatient $ 1,064.6 $ 983.7 8.2% Outpatient and other 24.9 27.1 (8.1%) Total revenue $ 1,089.5 $ 1,010.8 7.8% (Actual Amounts) Discharges 53,743 49,983 7.5% Same-store discharge growth 4.1% Net patient revenue per discharge $ 19,809 $ 19,681 0.7% Revenue reserves related to bad debt as a percent of revenue 2.0% 2.0% 0 bps u Inpatient revenue growth of 8.2% primarily due to volume growth u Net revenue per discharge growth of 0.7% primarily attributable to an increase in reimbursement rates, offset by the resumption of sequestration u Outpatient and other revenue included a decrease of $1.9 million in provider tax revenues ($16.3 million in Q3 2022 vs. $18.2 million in Q3 2021); the decrease in provider tax revenues negatively impacted Q3 2022 Adjusted EBITDA

Adjusted EBITDA[(1)]

($ in millions)	Q3 2022	% of Revenue	Q3 2021	% of Revenue
Net operating revenue	$ 1,089.5		$ 1,010.8	
Operating expenses:				
Salaries and benefits	(605.6)	55.6 %	(537.0)	53.1 %
Other operating expenses[(a)]	(173.1)	15.9 %	(156.4)	15.5 %
Supplies	(51.1)	4.7 %	(46.7)	4.6 %
Occupancy costs	(12.4)	1.1 %	(14.5)	1.4 %
Hospital operating expenses	(236.6)	21.7 %	(217.6)	21.5 %
General and administrative expenses[(b)]	(32.0)	2.9 %	(32.2)	3.2 %
Other income[(c)]	0.9		0.7	
Equity in nonconsolidated affiliates	0.7		0.9	
Noncontrolling interests in continuing operations	(21.6)		(26.3)	
Adjusted EBITDA	$ 195.3		$ 199.3	
Percent change	(2.0)%			
In arriving at Adjusted EBITDA, the following were excluded:				
(a) Gain on disposal or impairment of assets	$ (1.1)		$ (5.0)	
(b) Stock-based compensation and the change in fair market value of the non-qualified 401k plan	$ 5.9		$ 6.7	
(c) Change in fair market value of equity securities and the non-qualified 401k plan	$ 4.5		$ 0.2	

- Salary and benefits in Q3 2022 included $49.0 million in agency staffing and sign-on and shift bonuses vs. $33.3 million in Q3 2021.
- Increase in other operating expenses as a percent of revenue driven primarily by higher travel, recruiting and utility expenses
- Q3 2022 Adjusted EBITDA included approximately $5 million in net pre-opening and new-store ramp-up costs.

Encompass Health

Reconciliations to GAAP provided on pages 29-36.
Refer to page 37 for end notes.

8

Encompass Health 9 Earnings per share - as reported Q3 9 Months ($ in millions, except per share data) 2022 2021 2022 2021 Adjusted EBITDA $ 195.3 $ 199.3 $ 586.6 $ 616.5 Depreciation and amortization (62.1) (55.5) (180.3) (162.9) Interest expense and amortization of debt discounts and fees (38.2) (39.9) (138.2) (124.3) Stock-based compensation (7.3) (6.6) (21.1) (19.6) Gain (loss) on disposal or impairment of assets 1.1 5.0 (2.4) 1.7 88.8 102.3 244.6 311.4 Items not indicative of ongoing operating performance: Loss on early extinguishment of debt(2)(3)(4) — — (1.4) (1.0) Change in fair market value of equity securities (3.1) (0.3) (8.8) 0.3 Pre-tax income 85.7 102.0 234.4 310.7 Income tax expense (21.8) (26.2) (68.2) (79.4) Income from continuing operations* $ 63.9 $ 75.8 $ 166.2 $ 231.3 Diluted shares (see page 28) 100.5 100.2 100.3 100.1 Diluted earnings per share* $ 0.63 $ 0.76 $ 1.66 $ 2.31 * Earnings per share are determined using income from continuing operations attributable to Encompass Health. Refer to page 37 for end notes.

Encompass Health 10 Adjusted earnings per share(5) Refer to page 37 for end notes. Q3 9 Months 2022 2021 2022 2021 Earnings per share, as reported $ 0.63 $ 0.76 $ 1.66 $ 2.31 Adjustments, net of tax: Bondholder consent fees associated with Enhabit distribution — — 0.15 — Income tax adjustments 0.01 — 0.08 (0.03) Loss on early extinguishment of debt(2)(3)(4) — — 0.01 0.01 Change in fair market value of equity securities 0.02 — 0.06 — Adjusted earnings per share* $ 0.67 $ 0.76 $ 1.97 $ 2.28 u Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 32-36.

Encompass Health 11 $302.0 $(29.9) $9.5 $8.2 $50.9 $(46.6) $294.1 Adjusted Free Cash Flow 9 Mos. 2021 Adjusted EBITDA Working capital and other Cash interest payments Cash tax payments, net of refunds Maintenance capital expenditures Adjusted Free Cash Flow 9 Mos. 2022 2022 YTD Adjusted free cash flow(6) Reconciliations to GAAP provided on pages 29-36. Refer to page 37 for end notes. u Adjusted free cash flow decrease in the first nine months of 2022 primarily attributable to higher maintenance capital expenditures and lower Adjusted EBITDA ($ in millions)

Encompass Health 12 2022 Guidance Prior 2022 Guidance (issued 8/1/22) Updated 2022 Guidance (issued 10/26/22) ($ in millions, except per share data) Net Operating Revenue $4,250 to $4,300 $4,320 to $4,350 Adjusted EBITDA(1) $820 to $840 $800 to $820 Adjusted earnings per share from continuing operations attributable to Encompass(5) $2.77 to $2.91 $2.71 to $2.86 Refer to page 37 for end notes.

2022 Guidance considerations

Guidance considerations updated as of October 26, 2022

- A net increase of approximately 4.0% in Medicare pricing for Q4, prior to the resumption of sequestration
- Revenue reserves related to bad debt of approximately 2.0% to 2.2%
  - ✓ Reflects payor mix shift to Medicare Advantage and Managed Care
  - ✓ Medicare contractors' resumption of Targeted Probe and Educate adds to uncertainty (see page 22)
- Salaries and benefits per FTE (inclusive of agency staffing costs, sign-on and shift bonuses) expected to increase by approximately 5.5% to 6.0%*
  - ✓ 1H 2022 salaries and benefits per FTE increase was approximately 8%
  - ✓ 2H 2022 salaries and benefits per FTE increase expected to be approximately 3%*; approximately 1% in Q4
- Employees per occupied bed expected to be approximately 3.38 to 3.42 for Q4
- Full year pre-opening and new-store ramp up costs of approximately $20 million** (year-to-date costs are approximately $20 million; expect approximately breakeven for Q4)
- Receipt of $1 to $3 million from transition services with Enhabit (an offset to general and administrative costs)
- Tax rate of approximately 26%
- Diluted share count of approximately 100.4 million shares***
- Guidance excludes nonrecurring costs related to the separation of Enhabit.

* Previously estimated at 5% for FY; 2% for 2H'22. ** Previously estimated as $12-$15 million for FY. *** Previously estimated at 100M.

Encompass Health 13

Encompass Health 14 Contract labor and sign-on and shift bonus trends 2020 2021 2022 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Contract labor and sign-on and shift bonus expense trends ($ in millions) Sign-on/shift bonus $ 5.1 $ 4.5 $ 6.9 $ 9.1 $ 10.8 $ 12.7 $ 15.0 $ 21.3 $ 21.1 $ 21.8 $ 24.2 Contract labor $ 6.1 $ 4.5 $ 6.5 $ 7.5 $ 10.1 $ 16.0 $ 18.3 $ 30.0 $ 41.9 $ 35.1 $ 24.8 Total $ 11.2 $ 9.0 $ 13.4 $ 16.6 $ 20.9 $ 28.7 $ 33.3 $ 51.3 $ 63.0 $ 56.9 $ 49.0 Contract labor FTE trends ($ in thousands) Contract FTEs 161 116 176 192 221 318 383 516 706 633 481 Agency rate/FTE $ 151.4 $ 155.6 $ 147.5 $ 155.9 $ 185.2 $ 201.3 $ 189.5 $ 230.7 $ 240.4 $ 222.6 $ 204.5 Net same-store RN hires* N/A N/A N/A N/A 112 5 166 46 127 149 183 u Sign-on and shift bonuses increased sequentially, attributable to: Ÿ Net same-store RN hires Ÿ Staff recruitment at de novos opened in Q3 2022 Ÿ Shift bonuses to cover periods of high clinical staff PTO usage u Contract labor expense declined sequentially in Q3 2022. Ÿ Decline in contract labor FTEs and average agency rate (rate remains highly variable) *Net same store RN hires metric tracking began 1Q21

Encompass Health 15 Adjusted free cash flow(6) assumptions Certain cash flow items ($ in millions) 2021 2022 Assumptions Cash interest payments (net of amortization of debt discounts and fees) $156.6 $140 to $150 Cash payments for income taxes, net of refunds(12) $129.6 $50 to $60 Working capital and other(12) $66.6 $50 to $60 Maintenance CAPEX $133.4 $195 to $215 Adjusted free cash flow $330.2 $315 to $385 Decrease due to overpayments from 2021 applied to 2022 Decrease in working capital year- over-year is due to timing of collections. The 2022 range includes Q4 payment of deferred payroll taxes resulting from government relief efforts. Increased maintenance CAPEX related to carryover projects from 2021 (due to supply chain challenges), additional spending for equipment replacement, and renovations to existing hospitals Cash interest payments expected to decrease due to debt repayment with distribution proceeds from Enhabit Refer to page 37 for end notes.

Encompass Health 16 Uses of free cash flow ($ in millions) 2021 2022 Assumptions Growth in core business IRF bed expansions $48.6 $40 to $45 New IRFs - De novos 314.9 290 to 300 - Acquisitions 1.1 ~ 2 - Replacement IRFs and other 48.9 10 to 20 $413.5 $342 to $367 Debt reduction Debt redemptions (borrowings), net $1.0 TBD Shareholder distributions Cash dividends on common stock 112.2 ~ 99 Common stock repurchases — opportunistic Ÿ ~$198 million remaining under current authorization as of September 30, 2022(7) Refer to page 37 for end notes.

Appendix

Encompass Health fundamentals and value drivers

▶ Large, under penetrated, and growing inpatient rehabilitation market

- Large addressable market indicated by low conversion rate of presumptively eligible inpatient rehabilitation patients
- Favorable demographics driving increased demand for rehabilitation services

▶ Poised to capture incremental market share

- Unparalleled clinical expertise for treating inpatient rehabilitation conditions
- De novo and bed addition strategy delivers attractive financial returns
- Cash flow and capital availability to fund capacity additions
- Significant barriers to entry and economies of scale
- Resilient business model with focus on non-discretionary conditions occurring predominantly in an aging population

▶ Well-positioned to respond to potential changes in IRF patient criteria

- Free-standing inpatient rehabilitation facilities are best able to move up or down the post-acute continuum
  - ✓ Large clinical workforce of multi-disciplined nurses and therapists
  - ✓ Physical plant readily adaptable to accommodate historical LTAC and SNF patients

▶ Complementary shareholder distributions

- Cash dividend (currently $0.15 per share per quarter)
- Opportunistic stock repurchases (~$198 million remaining under current authorization)

Encompass Health 18

Encompass Health 19 2022-2026 Growth targets Strong and sustainable business fundamentals Ÿ Strong demographic tailwinds Ÿ Multi-faceted growth strategy Ÿ Highly fragmented sector presents unit acquisition and joint venture opportunities Ÿ Consistent delivery of high-quality, cost-effective care Ÿ Economies related to scale and market density Ÿ Substantial cash flow generation 6 to 10 de novos per year 100 to 150 bed additions per year 6% to 8% discharge CAGR

Encompass Health 20 ~34,900 employees Rehabilitation hospitals “IRFs” IRFs under development* * IRFs under development - previously announced under development as of October 26, 2022 † Based on 2022, 2021, and 2020 data Encompass Health Largest owner and operator of rehabilitation hospitals Company profile as of 09/30/22 153 Rehabilitation hospitals “IRFs” 57 are joint ventures 22 36 IRFs under development* States and Puerto Rico 24% of Licensed beds † 31% of Medicare patients served † Key statistics trailing 4 quarters ~207,400 patient discharges ~$4.3 Billion in revenue FORTUNE® “World’s Most Admired Companies” 2022

Expansion activity

Inpatient Rehabilitation Facilities Opened or Under Development

	Expected operations date	Joint venture	# of New Beds 2022	2023	2024	2025
De novo IRFs:						
Shiloh, IL	Q1 2022	✓	40	–	–	–
St. Augustine, FL	Q1 2022		40	–	–	–
Libertyville, IL	Q1 2022		60	–	–	–
Lakeland, FL	Q2 2022		50	–	–	–
Cape Coral, FL	Q2 2022	✓	40	–	–	–
Jacksonville, FL	Q2 2022		50	–	–	–
Moline, IL	Q3 2022	✓	40	–	–	–
Naples, FL	Q3 2022		50	–	–	–
★ Grand Forks, ND	Q3 2022	✓	40	–	–	–
1 Eau Claire, WI	2023	✓	–	36	–	–
2 Owasso, OK	2023	✓	–	40	–	–
3 Clermont, FL	2023		–	50	–	–
4 Knoxville, TN	2023	✓	–	73	–	–
5 Bowie, MD	2023		–	60	–	–
6 Prosper, TX	2023		–	40	–	–
7 Columbus, GA	2023	✓	–	40	–	–
8 Fitchburg, WI	2023		–	56	–	–
9 Kissimmee, FL	TBD		–	–	50	–
10 Fort Mill, SC	TBD		–	–	39	–
11 Atlanta, GA	TBD	✓	–	–	40	–
12 Louisville, KY	TBD	✓	–	–	40	–
13 Houston, TX	TBD		–	–	60	–
14 Lake Worth, FL	TBD		–	–	50	–
15 Fort Myers, FL	TBD	✓	–	–	–	60
16 Palm Beach Gardens, FL	TBD		–	–	–	50
17 Amarillo, TX	TBD		–	–	–	40
18 Strongsville, OH	TBD		–	–	–	40
19 Norristown, PA	TBD		–	–	–	50
20 Wildwood, FL	TBD		–	–	–	50
21 Athens, GA	TBD	✓	–	–	–	40
22 St. Petersburg, FL	TBD		–	–	–	50
Bed expansions, net*			~90	~100	~100	~100
			~500	~500	~380	~480

22 IRF development projects announced and underway



1 New State:
North Dakota

Q3 2022 Expansion activity highlights

- Opened 3 rehabilitation hospitals
  - 40-bed IRF in Moline, IL
  - 50-bed IRF in Naples, FL
  - 40-bed IRF in Grand Forks, ND
- Added 20 beds to existing hospitals
- Announced plans to build 2 de novos:
  - 50-bed IRF in Norristown, PA
  - 50-bed IRF in Wildwood, FL
- In October 2022, announced plans to build 2 de novos:
  - 40-bed IRF in Athens, GA
  - 50-bed IRF in St. Petersburg, FL

TBD de novo openings

The 2024 and 2025 dates are tentative

*Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. For 2023 through 2025, the currently expected range for bed expansions is 100 to 150.

Encompass Health 21

Pre-payment claims denials

- Encompass Health reserves pre-payment claim denials as a reduction of net operating revenue upon notice that a claim is under review.
- Encompass Health appealed thousands of claims CMS contractors denied under "widespread probe" programs prior to 2018. These appeals went to Administrative Law Judges ("ALJs") at HHS, and became part of a nationwide backlog of cases at the ALJ level that a federal judge ordered HHS to clear by the end of 2022.
- Encompass Health has approximately 13 claims pending at the ALJ level that have not been heard to date. Encompass Health has another 77 claims that have been heard by an ALJ but have not been decided.
- Encompass Health has appealed another 2,473 claims that were denied at the ALJ level to the HHS Departmental Appeals Board ("DAB"), the highest level of administrative review. During September 2022, we received our first rulings on DAB appeals and we will review appeal options.
- As of September 30, 2022, approximately $28.6 million of net accounts receivable from pre-payment claims denials relate to the above outstanding claims.
- CMS started the Targeted Probe and Educate ("TPE") initiative in August 2017 but suspended TPE reviews in March 2020. CMS resumed the TPE program in September 2021. The Medicare contractors started IRF-specific TPE reviews in 2022 resulting in an increase in new denials and associated reserves. We expect elevated claim review activity and higher reserves in 2H 2022.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		($ in millions)		
Q3 2022	$10.5	$(10.0)	$1.1	$—
Q2 2022	12.5	(6.5)	1.4	—
Q1 2022	1.1	(5.6)	0.3	—
Q4 2021	1.4	(8.1)	0.4	—
Q3 2021	(0.5)	(9.7)	—	—
Q2 2021	0.1	(6.3)	—	—
Q1 2021	(0.2)	(5.2)	—	—
Q4 2020	(0.4)	(7.2)	—	4.5
Q3 2020	(0.6)	(6.3)	—	—
Q2 2020	(1.5)	(3.5)	—	—
Q1 2020	4.2	(5.0)	1.3	—
Q4 2019	3.8	(4.6)	1.1	—

Impact to Balance Sheet

	Sept. 30, 2022	Dec. 31, 2021	Dec. 31, 2020
		($ in millions)	
Pre-payment claims denials	$ 51.5	$ 69.0	$ 122.8
Recorded reserves	(13.1)	(25.7)	(41.3)
Net accounts receivable from pre-payment claim denials	**$ 38.4**	**$ 43.3**	**$ 81.5**

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

Encompass Health

22

Encompass Health 23 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 * This chart does not include ~$366 of finance lease obligations or ~$42 of other notes payable. See the debt schedule on page 24. Debt maturity profile - face value $350 Senior Notes 5.75% ($ in millions) Revolver capacity $800 Senior Notes 4.75% $800 Senior Notes 4.5% Revolver As of September 30, 2022* (pro forma for credit agreement amendment) $927 Available $40 Drawn + $33 reserved for LCs Callable Callable beginning February 2025Callable beginning February 2023 $400 Senior Notes 4.625% Callable beginning April 2026 On October 7, 2022, we amended and restated our credit agreement, extending the maturity date to October 2027.

Encompass Health 24 Debt schedule Change in September 30, December 31, Debt vs. ($ in millions) 2022 2021 YE 2021 Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps(3) $ 40.0 $ 200.0 $ (160.0) Term loan facility, November 2024 - LIBOR +150bps(3) — 238.5 (238.5) Bonds Payable: 5.125% Senior Notes due 2023(2)(4) — 99.6 (99.6) 5.75% Senior Notes due 2025 347.6 347.0 0.6 4.50% Senior Notes due 2028 781.0 786.8 (5.8) 4.75% Senior Notes due 2030 778.4 784.7 (6.3) 4.625% Senior Notes due 2031 390.4 393.7 (3.3) Other notes payable 41.7 47.7 (6.0) Finance lease obligations 366.1 380.3 (14.2) Long-term debt $ 2,745.2 $ 3,278.3 $ (533.1) Debt to Adjusted EBITDA 3.5 x 4.0 x Leverage net of cash on balance sheet 3.4 x 4.0 x Reconciliations to GAAP provided on pages 29-36. Refer to page 37 for end notes.

Encompass Health 25 -10.0% 0.0% 10.0% 20.0% * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Refer to page 37 for end notes. New-store/same-store growth North Tampa, FL (50 beds) Cumming, GA (50 beds) Shreveport, LA (40 beds) Waco, TX (40 beds) Greenville, SC (40 beds) Pensacola, FL (40 beds) Discharges Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 New store 2.0% 2.3% 2.1% 1.3% 0.9% 1.0% 1.8% 2.0% 3.6% 3.8% 3.3% 3.4% Same store* 3.2% 2.4% (12.8)% (2.8)% (3.8)% (2.2)% 16.9% 6.7% 6.0% 3.8% 1.6% 4.1% Total by quarter 5.2% 4.7% (10.7)% (1.5)% (2.9)% (1.2)% 18.7% 8.7% 9.6% 7.6% 4.9% 7.5% Total by year 3.9% (2.6)% 8.7% Same-store year* 1.8% (4.4)% 6.2% Same-store year UDS(8) 1.3% (3.2)% 2.3% Murrieta, CA (50 beds) Sioux Falls, SD (40 beds) Coralville, IA (40 beds) Beginning in mid-March 2020, volume growth was impacted by COVID-19. Toledo, OH (40 beds) San Angelo, TX (40 beds) Shiloh, IL (40 beds) St. Augustine, FL (40 beds) Libertyville, IL (60 beds) Henry County, GA (50 beds) Moline, IL (40 beds) Naples, FL (50 beds) Grand Forks, ND (40 beds) Lakeland, FL (50 beds) Cape Coral, FL (40 beds) Jacksonville, FL (50 beds)

Encompass Health 26 Payment sources (percent of revenues) Q3 9 Months Full Year 2022 2021 2022 2021 2021 Medicare 65.3% 64.2% 65.0% 64.4% 64.4 % Medicare Advantage 15.0% 15.1% 15.0% 15.6% 15.2 % Managed care 11.6% 12.2% 11.9% 11.8% 12.1 % Medicaid 4.4% 4.1% 4.3% 4.1% 4.1 % Other third-party payors 0.9% 1.0% 0.9% 1.1% 1.1 % Workers’ compensation 0.6% 0.6% 0.6% 0.6% 0.6 % Patients 0.3% 0.5% 0.4% 0.5% 0.5 % Other income 1.9% 2.3% 1.9% 1.9% 2.0 % Total 100.0% 100.0% 100.0% 100.0% 100.0%

Encompass Health 27 Operational metrics Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2022 2022 2022 2021 2021 2021 2021 2021 ($ in millions) Net patient revenue-inpatient $ 1,064.6 $ 1,037.8 $ 1,036.2 $ 1,015.1 $ 983.7 $ 976.9 $ 942.3 $ 3,918.0 Net patient revenue-outpatient and other revenues 24.9 24.7 23.1 27.4 27.1 24.8 17.6 96.9 Net operating revenues $ 1,089.5 $ 1,062.5 $ 1,059.3 $ 1,042.5 $ 1,010.8 $ 1,001.7 $ 959.9 $ 4,014.9 (Actual Amounts) Discharges(9) 53,743 51,902 50,771 50,977 49,983 49,492 47,187 197,639 Net patient revenue per discharge $ 19,809 $ 19,995 $ 20,409 $ 19,913 $ 19,681 $ 19,739 $ 19,969 $ 19,824 Outpatient visits 34,348 35,929 35,229 37,952 38,904 44,020 40,194 161,070 Average length of stay 12.7 12.6 13.0 12.8 12.8 12.7 13.0 12.8 Occupancy % 71.4% 70.7% 73.1% 71.5% 70.6% 71.1% 71.4% 70.0% # of licensed beds 10,356 10,206 10,028 9,924 9,846 9,701 9,560 9,924 Occupied beds 7,394 7,216 7,330 7,096 6,951 6,897 6,826 6,947 Full-time equivalents (FTEs)(10) 24,580 23,649 23,313 23,364 23,054 22,535 22,383 22,834 Contract labor 481 633 706 516 383 318 221 359 Total FTE and contract labor 25,061 24,282 24,019 23,880 23,437 22,853 22,604 23,193 EPOB(11) 3.39 3.37 3.28 3.37 3.37 3.31 3.31 3.34 Refer to page 37 for end notes.

Encompass Health 28 Share information Weighted Average for the Period Q3 9 Months Full Year (in millions) 2022 2021 2022 2021 2021 2020 2019 Basic shares outstanding 99.2 99.0 99.2 99.0 99.0 98.6 98.0 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.3 1.2 1.1 1.1 1.2 1.2 1.4 Diluted shares outstanding 100.5 100.2 100.3 100.1 100.2 99.8 99.4 End of Period Q3 9 Months Full Year (in millions) 2022 2021 2022 2021 2021 2020 2019 Basic shares outstanding 99.8 99.5 99.8 99.5 99.5 99.4 98.6

Encompass Health 29 Reconciliation of net income to Adjusted EBITDA(1) Three Months Ended September 30, Nine Months Ended September 30, Full Year 2022 2021 2022 2021 2021 ($ in millions) Net income $ 67.0 $ 126.7 $ 248.4 $ 401.5 $ 517.2 Loss (income) from discontinued operations, net of tax, attributable to Encompass Health 18.5 (24.6) (16.7) (90.6) (114.1) Net income attributable to noncontrolling interests included in continuing operations (21.6) (26.3) (65.5) (79.6) (103.2) Provision for income tax expense 21.8 26.2 68.2 79.4 101.9 Interest expense and amortization of debt discounts and fees 38.2 39.9 138.2 124.3 164.3 Depreciation and amortization 62.1 55.5 180.3 162.9 219.6 Loss on early extinguishment of debt (2)(3)(4) — — 1.4 1.0 1.0 (Gain) loss on disposal or impairment of assets (1.1) (5.0) 2.4 (1.7) 1.2 Stock-based compensation 7.3 6.6 21.1 19.6 29.1 Change in fair market value of equity securities 3.1 0.3 8.8 (0.3) (0.6) Adjusted EBITDA $ 195.3 $ 199.3 $ 586.6 $ 616.5 $ 816.4 Refer to page 37 for end notes.

Encompass Health 30 Net cash provided by operating activities reconciled to Adjusted EBITDA(1) Q3 9 Months Full Year ($ in millions) 2022 2021 2022 2021 2021 Net cash provided by operating activities $ 70.1 $ 177.6 $ 533.6 $ 592.0 $ 715.8 Interest expense and amortization of debt discounts and fees 38.2 39.9 138.2 124.3 164.3 (Loss) gain on sale of investments, excluding impairments (4.6) (0.3) (16.5) 1.8 3.8 Equity in net income of nonconsolidated affiliates 0.7 0.9 2.6 2.5 3.4 Net income attributable to noncontrolling interests in continuing operations (21.6) (26.3) (65.5) (79.6) (103.2) Amortization of debt-related items (2.6) (1.8) (7.4) (5.8) (7.8) Distributions from nonconsolidated affiliates (0.8) (0.8) (3.7) (2.4) (2.6) Current portion of income tax expense 23.0 28.1 75.9 77.8 78.8 Change in assets and liabilities 69.9 17.6 (23.5) 39.8 115.6 Cash used in (provided by) operating activities of discontinued operations 19.9 (35.7) (56.0) (133.5) (151.1) Change in fair market value of equity securities 3.1 0.3 8.8 (0.3) (0.6) Other — (0.2) 0.1 (0.1) — Adjusted EBITDA $ 195.3 $ 199.3 $ 586.6 $ 616.5 $ 816.4 Refer to page 37 for end notes.

Encompass Health 31 Reconciliation of net cash provided by operating activities to adjusted free cash flow(6) Q3 9 Months Full Year ($ in millions) 2022 2021 2022 2021 2021 Net cash provided by operating activities $ 70.1 $ 177.6 $ 533.6 $ 592.0 $ 715.8 Impact of discontinued operations 19.9 (35.7) (56.0) (133.5) (151.1) Net cash provided by operating activities of continuing operations 90.0 141.9 477.6 458.5 564.7 Capital expenditures for maintenance (56.2) (30.3) (127.6) (81.0) (133.4) Distributions paid to noncontrolling interests of consolidated affiliates (22.3) (24.8) (68.2) (76.2) (101.1) Items not indicative of ongoing operating performance: Transaction costs and related assumed liabilities 15.1 0.9 12.3 0.7 — Adjusted free cash flow $ 26.6 $ 87.7 $ 294.1 $ 302.0 $ 330.2 Cash dividends on common stock $ 27.8 $ 27.7 $ 84.1 $ 84.5 $ 112.2 Refer to page 37 for end notes.

Encompass Health 32 Adjusted EPS(5) - Q3 2022 For the Three Months Ended September 30, 2022 Adjustments As Reported Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 195.3 $ — $ — $ 195.3 Depreciation and amortization (62.1) — — (62.1) Interest expense and amortization of debt discounts and fees (38.2) — — (38.2) Stock-based compensation (7.3) — — (7.3) Gain on disposal or impairment of assets 1.1 — — 1.1 Change in fair market value of equity securities (3.1) — 3.1 — Income from continuing operations before income tax expense 85.7 — 3.1 88.8 Provision for income tax expense (21.8) 1.3 (0.8) (21.3) Income from continuing operations attributable to Encompass Health $ 63.9 $ 1.3 $ 2.3 $ 67.5 Diluted earnings per share from continuing operations* $ 0.63 $ 0.01 $ 0.02 $ 0.67 Diluted shares used in calculation 100.5 * Adjusted EPS may not sum across due to rounding. Refer to page 37 for end notes.

Encompass Health 33 For the Three Months Ended September 30, 2021 Adjustments As Reported Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 199.3 $ — $ — $ 199.3 Depreciation and amortization (55.5) — — (55.5) Interest expense and amortization of debt discounts and fees (39.9) — — (39.9) Stock-based compensation (6.6) — — (6.6) Gain on disposal or impairment of assets 5.0 — — 5.0 Change in fair market value of equity securities (0.3) — 0.3 — Income from continuing operations before income tax expense 102.0 — 0.3 102.3 Provision for income tax expense (26.2) (0.2) (0.1) (26.5) Income from continuing operations attributable to Encompass Health $ 75.8 $ (0.2) $ 0.2 $ 75.8 Diluted earnings per share from continuing operations* $ 0.76 $ — $ — $ 0.76 Diluted shares used in calculation 100.2 Adjusted EPS(5) - Q3 2021 * Adjusted EPS may not sum across due to rounding. Refer to page 37 for end notes.

Encompass Health 34 Adjusted EPS(5) - YTD Q3 2022 For the Nine Months Ended September 30, 2022 Adjustments As Reported Loss on Early Exting. of Debt Income Tax Adjustments Bondholder Consent Fees Associated with Enhabit Distribution Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 586.6 $ — $ — $ — $ — $ 586.6 Depreciation and amortization (180.3) — — — — (180.3) Interest expense and amortization of debt discounts and fees (138.2) — — 20.5 — (117.7) Stock-based compensation (21.1) — — — — (21.1) Loss on disposal or impairment of assets (2.4) — — — — (2.4) Loss on early extinguishment of debt(2)(3) (1.4) 1.4 — — — — Change in fair market value of equity securities (8.8) — — — 8.8 — Income from continuing operations before income tax expense 234.4 1.4 — 20.5 8.8 265.1 Provision for income tax expense (68.2) (0.4) 8.5 (5.3) (2.3) (67.7) Income from continuing operations attributable to Encompass Health $ 166.2 $ 1.0 $ 8.5 $ 15.2 $ 6.5 $ 197.4 Diluted earnings per share from continuing operations* $ 1.66 $ 0.01 $ 0.08 $ 0.15 $ 0.06 $ 1.97 Diluted shares used in calculation 100.3 * Adjusted EPS may not sum across due to rounding. Refer to page 37 for end notes.

Encompass Health 35 For the Nine Months Ended September 30, 2021 Adjustments As Reported Loss on Early Extinguishment of Debt Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 616.5 $ — $ — $ — $ 616.5 Depreciation and amortization (162.9) — — — (162.9) Interest expense and amortization of debt discounts and fees (124.3) — — — (124.3) Stock-based compensation (19.6) — — — (19.6) Gain on disposal or impairment of assets 1.7 — — — 1.7 Loss on early extinguishment of debt(4) (1.0) 1.0 — — — Change in fair market value of equity securities 0.3 — — (0.3) — Income from continuing operations before income tax expense 310.7 1.0 — (0.3) 311.4 Provision for income tax expense (79.4) (0.3) (3.3) 0.1 (82.9) Income from continuing operations attributable to Encompass Health $ 231.3 $ 0.7 $ (3.3) $ (0.2) $ 228.5 Diluted earnings per share from continuing operations* $ 2.31 $ 0.01 $ (0.03) $ — $ 2.28 Diluted shares used in calculation 100.1 Adjusted EPS(5) - YTD Q3 2021 * Adjusted EPS may not sum across due to rounding. Refer to page 37 for end notes.

Encompass Health 36 For the Year Ended December 31, 2021 Adjustments As Reported Loss on Early Extinguishment of Debt Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 816.4 $ — $ — $ — $ 816.4 Depreciation and amortization (219.6) — — — (219.6) Interest expense and amortization of debt discounts and fees (164.3) — — — (164.3) Stock-based compensation (29.1) — — — (29.1) Loss on disposal or impairment of assets (1.2) — — — (1.2) Loss on early extinguishment of debt(4) (1.0) 1.0 — — — Change in fair market value of equity securities 0.6 — — (0.6) — Income from continuing operations before income tax expense 401.8 1.0 — (0.6) 402.2 Provision for income tax expense (101.9) (0.3) (4.6) 0.2 (106.6) Income from continuing operations attributable to Encompass Health $ 299.9 $ 0.7 $ (4.6) $ (0.4) $ 295.6 Diluted earnings per share from continuing operations* $ 2.99 $ 0.01 $ (0.05) $ — $ 2.95 Diluted shares used in calculation 100.2 Adjusted EPS(5) - FY 2021 * Adjusted EPS may not sum across due to rounding. Refer to page 37 for end notes.

Encompass Health 37 End notes * Reconciliations to GAAP provided on pages 29-36. (1) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (2) In the first quarter of 2022, the Company redeemed the remaining $100 million of its 5.125% Senior Notes due 2023. The redemption was completed at 100% of par using drawings under the Company’s revolving credit facility. As a result of the redemption, the Company recorded a $0.3 million loss on early extinguishment of debt in the first quarter of 2022. (3) In the second quarter of 2022, the Company redeemed approximately $236 million of its term loan due 2024 and fully repaid the $250 million outstanding balance on its revolving credit facility. The redemption was completed using proceeds which were dividended from Enhabit. As a result of the redemption, the Company recorded a $1.1 million loss on early extinguishment of debt in the second quarter of 2022. (4) In the second quarter of 2021, the Company redeemed a total of $200 million of 5.125% Senior Notes due 2023 ($100 million in April and $100 million in June). The redemptions were completed at 100% of par using cash on hand and drawings under the Company’s revolving credit facility. As a result of the redemptions, the Company recorded a $1.0 million loss on early extinguishment of debt in the second quarter of 2021. (5) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non- GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (6) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (7) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of September 30, 2022, the remaining repurchase authorization was approximately $198 million. (8) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites. (9) Represents discharges from 153 consolidated hospitals in Q3 2022; 150 consolidated hospitals in Q2 2022; 147 consolidated hospitals in Q1 2022; 145 consolidated hospitals in Q4 2021; 144 consolidated hospitals in Q3 2021; 140 consolidated hospitals in Q2 2021; and 138 consolidated hospitals in Q1 2021. (10) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (11) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (12) Historical amounts previously reported within our Q2 2022 earnings release supplemental slides for Cash payments for income taxes and Working capital and other have been updated to reflect the final reporting of Enhabit as a discontinued operation for all periods presented. Namely, Cash payments for income taxes now reflect 100% of EHC income taxes paid and Working capital now reflects the elimination of any tax related intercompany balances due to(from) Enhabit for all historical periods through the distribution date.